As filed with the Securities and Exchange Commission on July 29, 2005.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 28, 2005 (July 26, 2005)

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 State Road, Princeton, N.J. 08540-1437
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (609) 430-2880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MEDAREX, INC.

TABLE OF CONTENTS
FOR
CURRENT REPORT ON FORM 8-K

Item 1.01.                  Entry into a Material Agreement.

On July 26, 2005, the Board of Directors of Medarex, Inc. approved an amendment to Medarex’s 2005 Equity Incentive Plan limiting the number of restricted stock awards, restricted stock unit awards, deferred compensation awards and other stock-based awards, which can be granted under the plan to no more than ten percent (10%) of the maximum aggregate number of shares of stock that may be issued under the plan.  A copy of the amended 2005 Equity Incentive Plan is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03.                  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On July 26, 2005, the Board of Directors of Medarex, Inc. approved an amendment to Medarex’s Amended and Restated By-Laws to clarify that, if a quorum is present, the affirmative vote of a majority of the votes cast on a given matter shall be the act of the shareholders with respect to that matter unless the vote of a greater number of shares of stock is required by law or by the certificate of incorporation.  A copy of the Amended and Restated By-Laws is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01                     Financial Statements and Exhibits.

(c)          Exhibits.  The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number

99.1	Medarex, Inc. 2005 Equity Incentive Plan, as amended.

99.2	Medarex, Inc. Amended and Restated By-Laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.
Registrant

Date:	July 28, 2005	By:	/s/ Christian S. Schade
Christian S. Schade
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Medarex, Inc. 2005 Equity Incentive Plan, as amended.

99.2	Medarex, Inc. Amended and Restated By-Laws.